Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-136569) and Form S-8’s (Nos. 333-11729, 333-134975) of Woodbridge Holdings Corporation of our report dated March 19, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP	/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida	Certified Public Accountants
March 19, 2009